Exhibit 32
CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002
          Each of the undersigned, Alan J. Lacy, Vice Chairman of the Board of Directors and Chief Executive Officer of Sears Holdings Corporation (the “Company”), Aylwin B. Lewis, President of the Company, and William C. Crowley, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2005 (the “Report”).
          Each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
September 8, 2005
/s/ Alan J. Lacy
Alan J. Lacy
Vice Chairman of the Board of Directors
and Chief Executive Officer
/s/ Aylwin B. Lewis
Aylwin B. Lewis
President
/s/ William C. Crowley
William C. Crowley
Executive Vice President
and Chief Financial Officer